UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2012

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	333-121321	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE		68114
(Address of principal executive offices)		(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2012, Green Plains Renewable Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) among the Company, Green Plains Grain Company LLC and Green Plains Grain Company TN LLC, wholly-owned subsidiaries of the Company, and The Andersons, Inc. (the “Buyer”) whereby the Company will sell to the Buyer 12 of its grain elevators located in northwestern Iowa and western Tennessee (the “Transaction”). The Transaction involves approximately 32.6 million bushels, or 83%, of the Company’s reported agribusiness grain storage capacity and all of its agronomy and retail petroleum operations. The estimated sales price for the facilities and certain related working capital is $133.1 million, including the assumption at closing of term debt of approximately $28.3 million. Working capital and amounts outstanding under the term debt are based on September 30, 2012 balances and will be adjusted to final amounts at closing.

The closing of the Transaction, which is expected to occur during the fourth quarter of 2012, is subject to customary closing conditions and regulatory approvals. The Agreement contains normal and customary representations and warranties, indemnification obligations and break-up fees. The Agreement also contains an undertaking by the Company for a period of three years following closing not to compete with the businesses being sold in a 75-mile radius of the facilities, subject to certain exceptions.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2012, the Company issued a press release announcing the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. dated October 26, 2012. (The schedules to the Asset Purchase Agreement have been omitted. The Company will furnish such schedules to the SEC upon request.)

99.1	Press Release, dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: October 29, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. dated October 26, 2012. (The schedules to the Asset Purchase Agreement have been omitted. The Company will furnish such schedules to the SEC upon request.)

99.1	Press Release, dated October 29, 2012